Exhibit 99.1

DoubleVerify Reports Fourth Quarter and Full Year 2024 Financial Results

Increased Fourth Quarter Revenue by 11% Year-over-Year to $190.6 Million

Increased Fourth Quarter Supply-Side Revenue by 34% Year-over-Year

Achieved Fourth Quarter Net Income of $23.4 Million and Adjusted EBITDA of $73.8 Million, Representing a Record 39% Adjusted EBITDA margin

Increased 2024 Revenue by 15% Year-over-Year to $656.8 Million, Driven by Global Growth in Social, CTV Measurement, and Programmatic Activation

Achieved 2024 Net Income of $56.2 Million and Adjusted EBITDA of $218.9 Million, representing a 33% Adjusted EBITDA margin

Agreed to Acquire Rockerbox, a leader in performance attribution, optimization and marketing measurement, to drive greater ROI for advertisers

NEW YORK – February 27, 2025 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data and analytics, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“DoubleVerify delivered solid full-year results in 2024, with 15% revenue growth, 33% adjusted EBITDA margins, and continued expansion across CTV, Social, and international markets,” said Mark Zagorski, CEO of DoubleVerify. “Demand for DV’s solutions remained strong, with CTV measurement surging 95% year-over-year and supply-side revenue increasing 34%—reinforcing our leadership in verification and media quality measurement. Despite the variability in the market that we experienced in Q4, largely driven by the absence of a post-election rebound in ad spend, we maintained a strong profit margin while continuing to invest in evolving our solutions to not only enhance advertising brand alignment but also help measure and optimize media effectiveness. Our expected acquisition of Rockerbox is the latest chapter in this evolution. By integrating Rockerbox’s advanced attribution solutions, we are giving advertisers the tools to directly measure and maximize the impact of their media investments. Additionally, Rockerbox helps expand our core value proposition into mid-market, direct response advertisers, a previously untapped segment for DV. Heading into 2025, we are optimistic about future growth opportunities and remain focused on helping advertisers improve media quality and effectiveness, while unlocking measurable ROI in an increasingly complex digital landscape.”

Fourth Quarter 2024 Financial Highlights:

(All comparisons are to the fourth quarter of 2023)

●	Total revenue of $190.6 million, an increase of 11%.
●	Activation revenue of $109.5 million, an increase of 10%.
●	Measurement revenue of $64.4 million, an increase of 7%.
o	Social measurement revenue increased by 9%.
o	International measurement revenue increased by 11%, with 10% growth in EMEA and 13% growth in APAC.
o	Media Transactions Measured (“MTM”) for CTV increased by 95%.
●	Supply-side revenue of $16.7 million, an increase of 34%.
●	Net income of $23.4 million and adjusted EBITDA of $73.8 million, which represented a 39% adjusted EBITDA margin.

Full Year 2024 Financial Highlights:

(All comparisons are to the full year 2023)

●	Total revenue of $656.8 million, an increase of 15%.
●	Media Transactions Measured (MTM) were 8.3 trillion, an increase of 19%, and the Measured Transaction Fee (MTF) was $0.072, a decrease of 4%, excluding the impact of an introductory fixed fee deal for one large customer.
●	Net Revenue Retention (NRR) of 112%.
●	Activation revenue of $373.1 million, an increase of 13%.
●	Measurement revenue of $226.9 million, an increase of 15%.
o	Social measurement revenue increased by 27%.
o	International measurement revenue increased by 22%, with 25% growth in EMEA and 18% growth in APAC.
o	Media Transactions Measured (“MTM”) for CTV increased by 66%.
●	Supply-side revenue of $56.8 million, an increase of 25%.
●	Net income of $56.2 million and adjusted EBITDA of $218.9 million, which represented a 33% adjusted EBITDA margin.

Fourth Quarter and Recent Business Highlights:

Overall

●	Grew Total Advertiser revenue by 9% year-over-year in the fourth quarter.
○	MTM increased by 14% year-over-year and Measured Transaction Fee (MTF) declined 5% year-over-year, excluding the impact of an introductory fixed fee deal for one large customer.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the fourth quarter.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins, including Kenvue, Diageo, the FDA, Dollar General, Home Depot, National Bank of Canada, Mattress Firm, Kraken, BetMGM and Bet365.

Social Media Innovations

●	Launched content-level avoidance for Meta’s Facebook and Instagram Feeds and Reels. Powered by DV Universal Content Intelligence™, this AI-driven solution empowers advertisers to proactively safeguard brand equity by avoiding unsuitable content and maintaining control over ad placements at scale.

●	Launched viewability and invalid traffic (IVT) measurement for display ads on Reels across Facebook, expanding our existing video ad measurement. This enhancement provides advertisers with comprehensive transparency and performance insights across all Reels ad formats.

●	Expanded brand safety and suitability coverage on TikTok to over 18 international markets, bringing DV’s TikTok coverage to 64 markets.

●	Launched TikTok’s Video Exclusion List Solution, powered by DV in expanded alpha testing, empowering advertisers to proactively exclude videos identified as unsuitable through our reporting, further strengthening our pre-bid protection across social media.

●	Expanded viewability and brand safety coverage across additional ad formats on YouTube. These updates provide advertisers with greater transparency and control on one of the world’s largest streaming platforms.

●	Launched brand safety and suitability measurement on Snap, delivering comprehensive media quality authentication across the platform. This launch provides advertisers with the tools needed to ensure campaigns align with brand standards and perform effectively.

Open Web Integrations & Expansions

●	Launched integrations with Google Ad Manager and on track to roll out Criteo and Index Exchange imminently. These integrations enable programmatic buyers to activate DoubleVerify’s media quality data across both buy and sell-side environments. This integration empowers advertisers to curate inventory at source, meeting their unique benchmarks for context, brand safety, and viewability while driving improved performance at scale.

Share Repurchase Program:

●	Repurchased 6.8 million shares for $128.0 million in full-year 2024.
●	Repurchased 1.1 million shares for $22.2 million in January 2025.
●	$200.0 million available under the New Repurchase Program as of February 27, 2025.

Strategic Investment and Innovation Day:

●	Announced an agreement to acquire Rockerbox, Inc. for $85.0 million in cash. Rockerbox is a leader in performance attribution, optimization, and marketing measurement, empowering advertisers to optimize advertising campaigns and maximize their return on investment.

●	Announced an in-person Innovation Day for the investment community on Wednesday, June 11, from 1:00 p.m. to 4:00 p.m. at the New York Stock Exchange in New York City. The event will also be webcast live, with an archived replay available the following day.

“In the fourth quarter, we generated $191 million in revenue and achieved a record 39% adjusted EBITDA margin, reflecting the efficiency of our operating model and disciplined approach to growth," said Nicola Allais, CFO of DoubleVerify. "We continue to balance profitability with strategic investments, such as the Rockerbox acquisition, which enhances our ability to drive long-term value for advertisers. With a strong balance sheet and $200 million available under the existing share repurchase program, we have the financial flexibility to execute our growth strategy while delivering sustained value for shareholders in 2025 and beyond.”

First Quarter and Full-Year 2025 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

First Quarter 2025:

●	Revenue in the range of $151 and $155 million, a year-over-year increase of 9% at the midpoint.
●	Adjusted EBITDA in the range of $37 and $41 million, representing a 25% margin at the midpoint.

Full Year 2025:

●	Revenue growth of approximately 10%.
●	Adjusted EBITDA margin of approximately 32%.

With respect to the Company’s expectations under "First Quarter and Full Year 2025 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast, and Other Information

DoubleVerify will host a conference call and live webcast to discuss its fourth quarter and full-year 2024 financial results at 4:30 p.m. Eastern Time today, February 27, 2025. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Net Revenue Retention Rate is the total current period revenue earned from advertiser customers, which were also customers during the entire most recent twelve-month period, divided by the total prior year period revenue earned from the same advertiser customers, excluding a portion of our revenues that cannot be allocated to specific advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands, except per share data)	2024	2023
Assets:
Current assets
Cash and cash equivalents	$292,820	$310,131
Short-term investments	17,805	—
Trade receivables, net of allowances for doubtful accounts of $9,003 and $9,442 as of December 31, 2024 and December 31, 2023, respectively	226,225	206,941
Prepaid expenses and other current assets	22,201	15,930
Total current assets	559,051	533,002
Property, plant and equipment, net	70,195	58,020
Operating lease right-of-use assets, net	67,721	60,470
Goodwill	427,621	436,008
Intangible assets, net	110,356	140,883
Deferred tax assets	35,488	13,077
Other non‑current assets	5,778	1,571
Total assets	$1,276,210	$1,243,031
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$11,598	$12,932
Accrued expense	54,532	44,264
Operating lease liabilities, current	11,048	9,029
Income tax liabilities	15,592	5,833
Current portion of finance lease obligations	2,512	2,934
Other current liabilities	8,200	8,863
Total current liabilities	103,482	83,855
Operating lease liabilities, non-current	77,297	71,563
Finance lease obligations	812	2,865
Deferred tax liabilities	8,509	8,119
Other non‑current liabilities	2,651	2,690
Total liabilities	192,751	169,092
Commitments and contingencies (Note 16)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 174,003 shares issued and 167,069 outstanding as of December 31, 2024; 1,000,000 shares authorized, 171,168 shares issued and 171,146 outstanding as of December 31, 2023	174	171
Additional paid‑in capital	974,383	878,331
Treasury stock, at cost, 6,934 shares and 22 shares as of December 31, 2024 and December 31, 2023, respectively	(131,620)	(743)
Retained earnings	255,214	198,983
Accumulated other comprehensive loss, net of income taxes	(14,692)	(2,803)
Total stockholders’ equity	1,083,459	1,073,939
Total liabilities and stockholders’ equity	$1,276,210	$1,243,031

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
(in thousands, except per share data)	2024	2023	2022
Revenue	$656,849	$572,543	$452,418
Cost of revenue (exclusive of depreciation and amortization shown separately below)	116,515	106,631	77,866
Product development	153,046	125,376	95,118
Sales, marketing and customer support	167,506	125,953	107,416
General and administrative	92,147	87,971	78,666
Depreciation and amortization	45,215	40,885	34,328
Income from operations	82,420	85,727	59,024
Interest expense	1,118	1,066	905
Other income, net	(7,488)	(11,216)	(1,249)
Income before income taxes	88,790	95,877	59,368
Income tax expense	32,559	24,411	16,100
Net income	$56,231	$71,466	$43,268
Earnings per share:
Basic	$0.33	$0.43	$0.26
Diluted	$0.32	$0.41	$0.25
Weighted‑average common stock outstanding:
Basic	170,515	167,803	163,882
Diluted	175,076	173,435	170,755
Comprehensive income:
Net income	$56,231	$71,466	$43,268
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(11,889)	3,523	(5,555)
Total comprehensive income	$44,342	$74,989	$37,713

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

							Accumulated Other
					Additional		Comprehensive	Total
	Common Stock		Treasury Stock		Paid‑in	Retained	Loss,	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Net of Income Taxes	Equity
Balances as of January 1, 2022	162,347	$162	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	(5,555)	(5,555)
Shares repurchased for settlement of employee tax withholdings	—	—	402	(10,244)	—	—	—	(10,244)
Stock-based compensation expense	—	—	—	—	42,787	—	—	42,787
Common stock issued to non-employees	4	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	1,518	2	—	—	5,801	—	—	5,803
Common stock issued upon vesting of restricted stock units	1,488	1	—	—	(1)	—	—	—
Common stock issued under employee purchase plan	91	—	—	—	1,734	—	—	1,734
Treasury stock reissued upon settlement of equity awards	—	—	(421)	11,250	(11,250)	—	—	—
Net income	—	—	—	—	—	43,268	—	43,268
Balances as of December 31, 2022	165,448	165	31	(796)	756,299	127,517	(6,326)	876,859
Foreign currency translation adjustment	—	—	—	—	—	—	3,523	3,523
Shares repurchased for settlement of employee tax withholdings	—	—	142	(4,586)	—	—	—	(4,586)
Issuance of common stock as consideration for acquisition	1,642	2	—	—	52,935	—	—	52,937
Stock-based compensation expense	—	—	—	—	60,351	—	—	60,351
Common stock issued under employee purchase plan	105	—	—	—	2,723	—	—	2,723
Common stock issued upon exercise of stock options	2,634	3	—	—	10,663	—	—	10,666
Common stock issued upon vesting of restricted stock units	1,339	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(151)	4,639	(4,639)	—	—	—
Net income	—	—	—	—	—	71,466	—	71,466
Balances as of December 31, 2023	171,168	171	22	(743)	878,331	198,983	(2,803)	1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(11,889)	(11,889)
Shares repurchased for settlement of employee tax withholdings	—	—	248	(5,822)	—	—	—	(5,822)
Stock-based compensation expense	—	—	—	—	92,821	—	—	92,821
Common stock issued under employee purchase plan	230	—	—	—	3,531	—	—	3,531
Common stock issued upon exercise of stock options	408	—	—	—	3,315	—	—	3,315
Common stock issued upon vesting of restricted stock units	2,197	3	—	—	(3)	—	—	—
Shares repurchased under the Repurchase Program	—	—	6,787	(128,667)	—	—	—	(128,667)
Treasury stock reissued upon settlement of equity awards	—	—	(123)	3,612	(3,612)	—	—	—
Net income	—	—	—	—	—	56,231	—	56,231
Balances as of December 31, 2024	174,003	$174	6,934	$(131,620)	$974,383	$255,214	$(14,692)	$1,083,459

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2024	2023	2022
Operating activities:
Net income	$56,231	$71,466	$43,268
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	4,993	10,075	5,033
Depreciation and amortization expense	45,215	40,885	34,328
Amortization of debt issuance costs	442	294	294
Non-cash lease expense	7,164	6,727	7,339
Deferred taxes	(21,653)	(25,046)	(19,581)
Stock-based compensation expense	90,658	59,244	42,307
Interest expense, net	60	68	107
Loss on disposal of fixed assets	—	5	1,353
Impairment of long-lived assets	—	—	1,510
Change in fair value of contingent consideration	—	(1,193)	—
Other	3,338	492	87
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(26,702)	(43,691)	(49,765)
Prepaid expenses and other assets	(11,352)	(5,591)	9,094
Trade payables	(1,067)	5,476	2,884
Accrued expenses and other liabilities	12,337	530	16,604
Net cash provided by operating activities	159,664	119,741	94,862
Investing activities:
Purchase of property, plant and equipment	(27,149)	(17,009)	(39,981)
Acquisition of businesses, net of cash acquired	—	(67,240)	—
Purchase of short-term investments	(99,629)	—	—
Proceeds from maturity of short-term investments	81,937	—	—
Net cash used in investing activities	(44,841)	(84,249)	(39,981)
Financing activities:
Proceeds from revolving credit facility	—	50,000	—
Payments to revolving credit facility	—	(50,000)	—
Payment of contingent consideration related to Zentrick acquisition	—	—	(3,247)
Proceeds from common stock issued upon exercise of stock options	3,315	10,666	5,803
Proceeds from common stock issued under employee purchase plan	3,531	2,723	1,734
Payments related to offering costs	—	—	(6)
Finance lease payments	(2,475)	(2,314)	(1,924)
Shares repurchased under the Repurchase Program	(127,999)	—	—
Shares repurchased for settlement of employee tax withholdings	(5,822)	(4,586)	(10,244)
Net cash (used in) provided by financing activities	(129,450)	6,489	(7,884)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,889)	338	(784)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(16,516)	42,319	46,213
Cash, cash equivalents, and restricted cash—Beginning of period	310,257	267,938	221,725
Cash, cash equivalents, and restricted cash—End of period	$293,741	$310,257	$267,938

Cash and cash equivalents	$292,820	$310,131	$267,813
Restricted cash - current (included in Prepaid expenses and other current assets on the Consolidated Balance Sheets)	33	126	125
Restricted cash - non-current (included in Other non-current assets on the Consolidated Balance Sheets)	888	—	—
Total cash and cash equivalents and restricted cash	$293,741	$310,257	$267,938
Supplemental cash flow information:
Cash paid for taxes	$41,929	$60,883	$12,351
Cash paid for interest	$479	$714	$554
Non‑cash investing and financing transactions:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$14,091	$2,547	$71,979
Acquisition of equipment under finance lease	$—	$5,479	$—
Capital assets financed by accounts payable and accrued expenses	$6	$261	$12
Stock-based compensation included in capitalized software development costs	$2,140	$1,103	$480
Accrued excise tax on net share repurchases	$668	$—	$—
Common stock issued in connection with acquisition	$—	$52,937	$—
Liabilities for contingent consideration	$—	$1,193	$—

Comparison of the Three and Twelve Months Ended December 31, 2024 and December 31, 2023

Revenue

	Three Months Ended December 31,		Change	Change	Year Ended December 31,		Change	Change
	2024	2023	$	%	2024	2023	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$109,517	$99,402	$10,115	10%	$373,101	$328,936	$44,165	13%
Measurement	64,379	60,387	3,992	7	226,939	198,024	28,915	15
Supply-side	16,725	12,442	4,283	34	56,809	45,583	11,226	25
Total revenue	$190,621	$172,231	$18,390	11%	$656,849	$572,543	$84,306	15%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

	(In Thousands)		(In Thousands)
Net income	$23,400	$33,105	$56,231	$71,466
Net income margin	12%	19%	9%	12%
Depreciation and amortization	11,800	11,520	45,215	40,885
Stock-based compensation	22,752	16,473	90,658	59,244
Interest expense	300	275	1,118	1,066
Income tax expense	13,979	8,636	32,559	24,411
M&A and restructuring costs (recoveries) (a)	537	(359)	537	1,262
Offering and secondary offering costs (b)	—	315	68	910
Other recoveries (c)	—	(164)	—	(964)
Other expense (income) (d)	1,073	(4,373)	(7,488)	(11,216)
Adjusted EBITDA	$73,841	$65,428	$218,898	$187,064
Adjusted EBITDA margin	39%	38%	33%	33%

(a)	M&A and restructuring costs for the year ended December 31, 2024 consist of transaction costs related to the agreement to acquire Rockerbox, Inc. M&A and restructuring costs for the year ended December 31, 2023 consist of transaction costs related to the acquisition of Scibids.
(b)	Offering and secondary offering costs for the years ended December 31, 2024 and December 31, 2023 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other recoveries for the year ended December 31, 2023 consist of sublease income for leased office space.
(d)	Other income for the years ended December 31, 2024 and 2023 consists of interest income earned on interest-bearing monetary assets, changes in fair value associated with contingent consideration, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2024	2023	2024	2023
Product development	$8,796	$6,366	$34,802	$22,955
Sales, marketing and customer support	7,213	5,101	27,804	18,299
General and administrative	6,743	5,006	28,052	17,990
Total stock‑based compensation	$22,752	$16,473	$90,658	$59,244

The weighted average basic and diluted shares outstanding for the three months and year ended December 31, 2024 is as follows:

	Three Months Ended	Year Ended
(in thousands)	December 31, 2024	December 31, 2024
Weighted‑average common shares outstanding:
Basic	168,891	170,515
Diluted	172,711	175,076

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “First Quarter and Full-Year 2025 Guidance”, and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com